Exhibit 10.45

BRIDGE NOTE

$140,000.00	December 1, 2010

New York, New York

FOR VALUE RECEIVED, I.C. ISAACS & COMPANY, INC., a Delaware corporation  with an address at 475 10th Avenue, 9th Floor, New York, NY 10018 (hereinafter referred to as "Maker") hereby promises to pay to the order of Ernest K. Jacquet an individual with an address at 2600 N. Flagler Drive., Suite 909, West Palm Beach, FL 33407 (hereinafter referred to as the "Lender") the principal sum of One Hundred-Forty Thousand Dollars ($140,000.00) (the "Loan") and shall pay interest at the rate of ten percent (10%) per annum. In the case of an Event of Default the Default Rate will be 16%.

The entire principal balance, all accrued and unpaid interest, and all other sums due under this Bridge Note shall be due and payable to Lender on or before December 31, 2010 (the "Maturity Date").

Financing Fee. The Lender shall receive a Financing Fee of 10% of the Principal amount ($14,000) when the Bridge Note is repaid.

This Note is pre-payable at anytime without penalty.

Notwithstanding anything to the contrary contained herein, upon the occurrence of any one or more of the following (an "Event of Default"):

(a)            failure by Maker to pay Lender any sum due hereunder when due;
(b)            the dissolution or liquidation of Maker; institution of any proceedings by or against Maker under any bankruptcy, insolvency, debt adjustment, debtor rehabilitation or similar statute, state or federal, the appointment of a judicial officer or representative, for Maker, for Maker's property, including without limitation, a receiver, trustee, conservator, liquidator, sequestrator, custodian, or other similar or dissimilar judicial officer or representative and such appointment continues undismissed for a period of forty-five (45) days then at the sole option and discretion of Lender, and without further demand or notice of any kind, the total obligation of Maker hereunder to pay interest, principal and penalties shall become immediately due and payable and Lender shall have the immediate right to exercise all rights of a lender to recover all sums due. The Maker hereby waives presentment, notice of dishonor, protest, and any or all other notices or demands in connection with this note (other than demand for payment).  The failure of Lender or any other holder hereof to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

The remedies of Lender, as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Lender, and may be exercised as often as occasion therefore shall arise. No act or omission of Lender, including, specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy, or recourse as to a subsequent event.

LENDER AND MAKER IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM, DISPUTE OR PROCEEDING BASED UPON, OR RELATED TO THE SUBJECT MATTER OF THIS NOTE.

If any provision of this Note is unenforceable, invalid or contrary to law, or its inclusion herein would affect the validity, legality or enforcement of this Note, such provision shall be limited to the extent necessary to render the same valid or shall be excised from this Note, as the circumstances require, and this Note shall be construed as if said provision had been incorporated herein as so limited or as if said provision had not been included herein, as the case may be.

THIS NOTE IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCLUDING ITS CONFLICTS OF LAWS PROVISIONS. MAKER CONSENTS TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK SO THAT LENDER MAY SUE MAKER IN NEW YORK TO ENFORCE THIS NOTE. GUARANTOR AGREES NOT TO CLAIM THAT NEW YORK IS AN INCONVENIENT PLACE FOR TRIAL. GUARANTOR HEREBY IRREVOCABLY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS SET FORTH ABOVE FOR MAKER.

This Note, and the terms and provisions hereof, shall be binding upon Maker and its successors, administrators, and assigns, and shall inure to the benefit of any permitted holder hereof. No provisions of this Note may be amended, modified, supplemented, changed, waived, discharged or terminated except in a writing signed by Lender. The Lender and other holder of this Note shall have the right to assign, sell, transfer ownership, discount or otherwise use the value hereof without restrictions at the sole discretion and use of the holder without written consent or other such notice to the Maker.

Maker hereby waives presentment for payment, notice of demand, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note, and except as otherwise provided herein, hereby waives all notices or right of approval of, and irrevocably consents to, any extensions, renewals, waivers, modifications or forbearances which may be allowed to any party obligated under this Note.

The undersigned will pay to the holder of this Note upon demand all legal and other costs and expenses of every kind, including reasonable attorney's fees and disbursements, relating to the collection and/or enforcement of this Note or of any rights hereunder.

IN WITNESS WHEREOF the said  I.C. Isaacs & Company, Inc., intending this Note  to take effect as an instrument under seal and intending to be legally bound, have caused these presents to be duly executed the day and year first above written.

I.C.ISAACS & COMPANY

By:	/s/ Robert Stec
Robert Stec, President